UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

ANGI Homeservices Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2020, Craig Smith notified ANGI Homeservices Inc. (the “Company”) of his decision to resign from the Company’s board of directors, effective immediately. Mr. Smith’s decision to step down is not the result of any disagreement with the Company or the Company’s board of directors regarding any matters relating to the Company’s operations, policies or practices.
The Company previously announced Mr. Smith’s resignation from his role as the Company’s President and Chief Operating Officer, which Mr. Smith and the Company have agreed to be effective as of December 18, 2020. Mr. Smith will continue to serve the Company in an advisory role, pursuant to which he will advise the Company on matters relating to its business, strategy and operations through December 31, 2021 pursuant to a previously disclosed advisory agreement.
Effective December 21, 2020, Kendall Handler, age 36, was elected to the Company’s board of directors. Ms. Handler, will serve, effective January 1, 2021, as Senior Vice President and General Counsel of IAC/InterActiveCorp (“IAC”), the Company’s controlling stockholder. Prior to assuming this role, Ms. Handler will have spent over three years overseeing all legal aspects of IAC’s merger and acquisitions activity, first in her capacity as M&A Counsel of IAC and then as Vice President, M&A Counsel of IAC. Before joining IAC in 2017, Ms. Handler served for over six years as an associate at Wachtell, Lipton, Rosen & Katz, where she advised clients on mergers and acquisitions, corporate governance and other general corporate matters. Ms. Handler received a Bachelor of Arts from the University of Virginia and a Juris Doctorate, cum laude, from Harvard Law School. Ms. Handler was nominated by IAC pursuant to the Investor Rights Agreement, by and between the Company and IAC, dated September 29, 2017.
There are no arrangements or understandings between Ms. Handler and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and Ms. Handler has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Craig Smith’s Letter of Resignation dated December 18, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI HOMESERVICES INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: December 22, 2020